Exhibit 10.1

ALPINE INCOME PROPERTY MANAGER, LLC

369 N. New York Avenue, Suite 201

Winter Park, Florida

November 5, 2025

Alpine Income Property Trust, Inc.
369 N. New York Avenue, Suite 201

Winter Park, Florida
Attn: Independent Directors

Re:	Management Agreement

Ladies and Gentlemen:

Reference is made to that certain Management Agreement, dated November 26, 2019, and as amended on July 18, 2024 (as amended, the “Management Agreement”), among Alpine Income Property Trust, Inc. (the “Company”), Alpine Income Property OP, LP and Alpine Income Property Manager, LLC (the “Manager”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Management Agreement.

The Company has proposed an underwritten public offering (the “Offering”) of shares of 8.00% Series A Cumulative Redeemable Preferred Stock (the “Preferred Shares”).

The Manager wishes to confirm certain matters, more fully set forth below, with respect to a partial waiver of the Base Management Fee attributable to the inclusion of the net cash proceeds from the issuance of the Preferred Shares in the Company’s Total Equity.

1.              Management Fee.

In connection with and subject to the completion of the Offering, the Manager shall waive a portion of the Base Management Fee attributable to the inclusion of the net cash proceeds from the issuance of the Preferred Shares in Total Equity (the “Incremental Equity Base”), such that the Base Management Fee rate on the Incremental Equity Base will equal 0.75% per annum (0.1875% per fiscal quarter), instead of 1.50% per annum (0.375% per fiscal quarter) as provided in the Management Agreement (the “Waiver”). If the Offering is not completed by November 30, 2025, this Waiver becomes null and void.

2.              General.

Except as expressly set forth in this waiver letter, nothing herein shall operate as a waiver of any right or remedy under the Management Agreement, which otherwise remains in full force and effect.

[Signature page follows]

ALPINE INCOME PROPERTY MANAGER, LLC

By:	CTO Realty Growth, Inc.,
its Sole Member

By:	/s/ Daniel E. Smith
Name: Daniel E. Smith
Title: Senior Vice President, General Counsel and Corporate Secretary

CC:	Andrew C. Richardson, Chairman of the Board
John P. Albright, Director, President and Chief Executive Officer
Philip R. Mays, Senior Vice President, Chief Financial Officer and Treasurer
Zach Swartz, Vinson & Elkins L.L.P.